EXHIBIT 21.1
LIST OF SUBSIDIARIES

SUBSIDIARY	STATE OF ORGANIZATION
America’s 1st Choice California Holdings, LLC	Florida
Comprehensive Health Management, Inc.
(also does business as Comprehensive Health Management Inc. of Florida, Comprehensive Health Management of Florida, Inc., Florida Comprehensive Health Management, Inc., Comprehensive Health Management of Pennsylvania, Inc., and WellCare Innovation Institute)
Florida
Comprehensive Reinsurance, Ltd.	Cayman Islands
Easy Choice Health Plan, Inc.	California
Exactus Pharmacy Solutions, Inc. (f/k/a WellCare Specialty Pharmacy, Inc.)	Delaware
Harmony Behavioral Health, Inc.	Florida
Harmony Behavioral Health IPA, Inc.	New York
Harmony Health Management, Inc.	New Jersey
Harmony Health Plan of Illinois, Inc. (also does business as Harmony Health Plan of Indiana and Harmony Health Plan of Missouri)	Illinois
Harmony Health Systems, Inc.	New Jersey
Missouri Care, Incorporated (also does business as Missouri Care and Missouri Care Health Plan)	Missouri
‘Ohana Health Plan, Inc.	Hawaii
Olympic Health Management Services, Inc.
(also does business as OHM Services, OHM Services of Georgia, Inc., OHM Services of South Dakota, Inc., OHM Services, Inc., and Olympic Health Management Insurance Services)
Washington
Olympic Health Management Systems, Inc. (also does business as OHM Systems, OHM Systems of South Dakota, Inc., OHM Systems, Inc., and OHMS, Inc.)	Washington
Sterling Life Insurance Company (also does business as SLI Administrative Services and Sterling Life Insurance Company, Inc.)	Illinois
The WellCare Management Group, Inc.	New York
WCG Health Management, Inc.	Delaware
WellCare Health Insurance Company of Kentucky, Inc. (f/k/a WellCare Health Insurance of Illinois, Inc.; also does business as WellCare of Kentucky, Inc.)	Kentucky
WellCare Health Insurance of Arizona, Inc. (also does business as ‘Ohana Health Plan, Inc.)	Arizona
WellCare Health Insurance of New York, Inc.	New York
WellCare Health Plans of California, Inc.	California
WellCare Health Plans of Kentucky, Inc.	Kentucky

SUBSIDIARY	STATE OF ORGANIZATION
WellCare Health Plans of New Jersey, Inc.	New Jersey
WellCare Health Plans of Tennessee, Inc.	Tennessee
WellCare of Connecticut, Inc.	Connecticut
WellCare of Florida, Inc. (also does business as Staywell Health Plan of Florida and HealthEase)	Florida
WellCare of Georgia, Inc.	Georgia
WellCare of Kansas, Inc.	Kansas
WellCare of Louisiana, Inc.	Louisiana
WellCare of Nevada, Inc.	Nevada
WellCare of New York, Inc.	New York
WellCare of Ohio, Inc.	Ohio
WellCare of South Carolina, Inc.	South Carolina
WellCare of Texas, Inc. (also does business as WellCare of Arizona)	Texas
WellCare Pharmacy Benefits Management, Inc.	Delaware
WellCare Prescription Insurance, Inc.	Florida
Windsor Health Group, Inc.	Tennessee
Windsor Health Plan, Inc.	Tennessee
Windsor Management Services, Inc. (also does business as Windsor MS Inc. and Windsor Services Inc.)	Tennessee